EXHIBIT A
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of MedAssets, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.
In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 17th day of February, 2009.

GALEN PARTNERS III, L.P.			GALEN PARTNERS INTERNATIONAL III, L.P.

By:	Claudius, L.L.C., its General Partner		By:	Claudius, L.L.C., its General Partner

By:	/s/ Bruce F. Wesson		By:	/s/ Bruce F. Wesson

	Name:	Bruce F. Wesson		Name:	Bruce F. Wesson
	Title:	Member		Title:	Member

GALEN EMPLOYEE FUND III, L.P.

By:	Wesson Enterprises, Inc., its General Partner

By:	/s/ Bruce F. Wesson

	Name:	Bruce F. Wesson
	Title:	Sole Shareholder

CLAUDIUS, L.L.C.			WESSON ENTERPRISES, INC.

By:	/s/ Bruce F. Wesson		By:	/s/ Bruce F. Wesson

	Name:	Bruce F. Wesson		Name:	Bruce F. Wesson
	Title:	Member		Title:	Sole Shareholder

By:	/s/ Bruce F. Wesson		By:	/s/ L. John Wilkerson

	Name:	Bruce F. Wesson		Name:	L. John Wilkerson

By:	/s/ David Jahns		By:	/s/ Zubeen Shroff

	Name:	David Jahns		Name:	Zubeen Shroff